EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260194 on Form S-1 of our report dated August 6, 2021, relating to the financial statements of Lulu’s Fashion Lounge Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

November 9, 2021